LOCK-UP AGREEMENT

     This AGREEMENT (the "Agreement") is made as of the 15th day of February, 2000, between the undersigned former stockholder (the "Undersigned") of Renaissance Computer Art Center, Inc. d/b/a Renaissance Multimedia, a New York corporation ("Renaissance") and Vizacom Inc., a Delaware corporation (the "Company").

     NOW, THEREFORE, for good and valuable consideration, including the agreements by certain other former stockholders of Renaissance to be similarly bound, the sufficiency and receipt of which consideration are hereby acknowledged, the Undersigned agrees as follows:

     1. Background. The Undersigned acknowledges that the Company has required, and Renaissance has agreed to assist the Company in obtaining, agreements from all former stockholders of Renaissance, to refrain from selling certain quantities of securities of the Company for a period of up to twelve (12) months following the completion of the merger (the "Merger") of Renaissance with and into RCAC Acquisition Corp. ("RCAC"), a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated February 15, 2000, among the Company, Renaissance, RCAC and the Renaissance shareholders set forth therein. In connection with Merger, the Undersigned has deposited shares ("Escrow Shares") of Common Stock (as defined below) with an escrow agent pursuant to an Escrow Agreement dated as of the date hereof among the Undersigned, the Company and Kaufman & Moomjian, LLC, as escrow agent, among others. To induce the Company to proceed with the Merger and other stockholders of Renaissance to make similar agreements and as a condition to the closing of the Merger, the Undersigned has entered into this Agreement.

     2. Restriction. The Undersigned hereby agrees that from the closing of the Merger to and including a date 12 months thereafter (the "Restricted Term"), the Undersigned will not directly or indirectly, issue, offer to sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose (collectively, "Transfer") of any shares of common stock, par value $.001 per share (the "Common Stock") or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise) or dispose of any beneficial interest therein without the prior written consent of the President of the Company, except that the Undersigned may sell in brokerage transactions in the aggregate
(a) up to ten percent (10%) of the shares of Common Stock owned beneficially or of record (the "Stock") during the period from six (6) months after the date hereof (the "Closing Date") until nine (9) months thereafter and (b) an additional ten (10%) percent of the Stock during the period from nine (9) months after the Closing Date until twelve (12) months thereafter. The Undersigned further agrees that the Company is authorized to place "stop orders" on its books to prevent any transfer of securities of the Company by the Undersigned in violation of this Agreement. Notwithstanding the foregoing, if any Escrow Shares are released to the Undersigned during the Restricted Term in connection with the payment of a claim for indemnification by the Company pursuant to Article VIII of the Merger Agreement, then



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the foregoing limitations on the amount of shares of Common Stock which the
Undersigned may Transfer during the period referred to in clause (a) or (b) above shall be increased, as applicable, to include the number of Escrow Shares so released.

     3. Reliance by the Company and Other Stockholders. The Undersigned acknowledges that the Company is relying upon the agreements of the Undersigned contained herein, and that the failure of the Undersigned to perform the agreements contained herein could have a detrimental effect upon any proposed offering. Accordingly, the Undersigned understands and agrees that the Undersigned's agreements herein are irrevocable.

4. Miscellaneous.

          (a) At any time, and from time to time, after the signing of this Agreement, the Undersigned will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

          (b) This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent that the securities laws of the State in which the Undersigned resides and federal securities laws may apply.

          (c) This Agreement contains the entire agreement of the Undersigned with respect to the subject matter hereof.

          (d) This Agreement shall be binding upon the Undersigned, his legal representatives, successors and assigns.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.




                                   -----------------------------------
                                   Name:


                                   VIZACOM INC.



                                By:
                                   -----------------------------------
                                Name:
                                Title: